Exhibit 10.1

AMENDMENT TO THE MULLEN AUTOMOTIVE INC.
2022 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (this “Amendment”), is entered into as of September 9, 2024, by Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company adopted the Mullen Automotive Inc. 2022 Equity Incentive Plan effective as of July 26, 2022 (the “Plan”), which was amended on August 3, 2023.

B. Section 10 of the Plan provides that the Board may at any time amend the Plan.

C. On August 9, 2024, the Board of Directors of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 11,000,000 shares.

D. Pursuant to the authority contained in Section 10 of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1. Section 4.1 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

“As provided in Section 4.3, the total number of Shares available for grant under the Plan shall be Seventy Million (70,000,000) Shares, not subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.”

2. Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer